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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT ACCOUNTS

    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form F-3) and related Prospectus of ILOG S.A. for the registration of 26,779 of its Ordinary Shares and to the incorporation by reference therein of our report dated July 31, 1998, with respect to the consolidated financial statements ILOG S.A. included in its Annual Report (Form 20-F) for the year ended June 30, 1998, filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG Audit

                                          Represented by John MACKEY

                                          /s/ John Mackey
                                          --------------------------------------

Paris, France

15 October, 1998